Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of FirstEnergy Corp. on Form S-8 (File No. 333-72764) of our report dated April 25, 2003, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 and Local 180 as of December 31, 2002 and 2001 and for the years then ended, which report is included in this Annual Report on Form 11-K.



                             /s/ MILLIGAN & COMPANY, LLC



105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 20, 2003